Exhibit (p)(1)

                                 CODE OF ETHICS

BACKGROUND

This Code of Ethics (the "Code") has been adopted by Van Eck Associates Corporation (the "Adviser"), Van Eck Securities Corporation (the "Distributor"), Van Eck Absolute Return Advisers Corporation and each other company in which the Adviser owns a majority interest (individually, a "Van Eck Company" and collectively, the "Van Eck Companies"), and the registered investment companies (the "Funds") and privately managed accounts and hedge funds (the Funds, the privately managed accounts and the hedge funds are referred to collectively in this Code as "Accounts") for which a Van Eck Company acts as investment adviser and/or principal underwriter pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and Rules 204-2(a)(12), 204-2(a)(13)
and 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") (collectively, the "Rules"). An "Index to Defined Terms" may be found at the end of this Code.

PURPOSE AND SCOPE OF THIS CODE

This Code is based upon the precept that all  officers,  directors and employees of the Van Eck Companies, and, with respect to the Funds, the Board of Trustees/Directors of the Funds (the "Board" and each Trustee or Director individually, a "Board Member"), owe a fiduciary duty to Accounts to:

     o    place the interests of Accounts first at all times;
     o conduct their personal securities transactions in a manner so as to be consistent with the Code and to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility;
     o refrain from taking inappropriate advantage of the relationship with Accounts;
     o maintain the confidentiality of security holdings and financial circumstances of Accounts; and
     o    maintain independence in the investment decision making process.

This Code sets forth the minimum standard of conduct believed appropriate for employees, officers and Directors of the Van Eck Companies and the Board Members of the Funds. TECHNICAL COMPLIANCE WITH THE PROVISIONS OF THE CODE WILL NOT INSULATE YOUR TRANSACTIONS FROM SCRUTINY FOR EVIDENCE OF ABUSE OF THE FIDUCIARY RELATIONSHIP. If you are confronted with a potential or apparent conflict of interest, you should consult the Van Eck Legal Department for advice concerning the propriety of the transaction, and obtain prior approval if required. All discussions will be treated as confidential.

DUTIES UNDER THIS CODE

As fiduciaries, the Van Eck Companies and their employees have an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of Accounts.

This Code has five basic requirements:
     o    first,  that  you  comply  with  all  applicable   federal  and  state
          securities laws;
     o second, that you avoid all conflicts of interest and fully disclose all material facts

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          concerning any conflict that may arise with respect to any Account;

     o third, that your conduct conforms to the ethical standards applicable to you set forth in the Code;
     o fourth, that your personal securities transactions comply with the Code; and
     o fifth, that you obtain prior approval for securities transactions as required under this Code, and file reports as required.

GENERAL PROHIBITIONS

You may not:

     o In connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by an Account:
          o    defraud the Account in any manner;
          o    materially mislead the Account;
          o    engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon the Account;
          o    engage in any manipulative  practice with respect to the Account;
               or
          o    engage in any  manipulative  practice with respect to securities, including
          o    price  manipulation;
     o Favor the interests of one Account over another Account that would constitute a breach of fiduciary duty;
     o Use knowledge about pending or currently considered securities transactions in an Account to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities;
     o Recommend, implement or consider any securities transaction for an Account without disclosing any material beneficial ownership, business or personal relationship or other material interest in the issuer of such securities or its affiliates to the Trader/Director of Research and the Chief Compliance Officer. Trader/ Director of Research and Chief Compliance Officer as used in this Code shall include their respective designees;
     o Trade, either personally or on behalf of others, while in possession of material, non-public information or communicate material non-public information to others in violation of securities laws; or
     o Fail to comply, or cause another person to fail to comply, with any provisions of the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, Title V of the
          Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the "SEC") under any of these statutes, the Bank Secrecy Act as it applies to the Funds and the Adviser, and any rules adopted thereunder by the SEC or the Department of the Treasury.

PERSONS TO WHOM THIS CODE APPLIES

THIS CODE  APPLIES TO ALL  EMPLOYEES,  OFFICERS,  AND  DIRECTORS  OF THE VAN ECK
COMPANIES AND THE BOARD MEMBERS OF THE FUNDS. All employees, officers and Directors of the Van Eck Companies and Board Members of the Funds are considered to be "access persons" for purposes of this Code and subject to its requirements. Certain provisions of this Code do not apply to Board Members of the Funds who are not "interested persons" of the Funds under the 1940 Act. See "Special Rule for Non-Interested Fund Board Members."

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Van Eck Funds that are advised or  sub-advised by companies that are not Van Eck
Companies will adopt the codes of ethics of those Advisers or Sub-Advisers in lieu of this Code. The code of ethics of the Adviser or Sub-Adviser must be approved by the Board of the Fund before the Adviser or Sub-Adviser may act in an advisory capacity for the Fund. Employees of those Advisers and Sub-Advisers are subject to their companies' codes of ethics.

SPECIAL RULE FOR NON-INTERESTED FUND BOARD MEMBERS.

Non-Interested Board Members(1) of a Fund are not
a. required to obtain prior approval of personal securities transactions (including IPOs or private placements);
b.   required to file initial and annual holdings reports;
c. required to file quarterly transaction reports with the Chief Compliance Officer unless at the time of the Board Member's transaction in a security the Board Member knew or, in the ordinary course of fulfilling his or her official duties as a Board Member of the Fund, should have known, that during the 15-day period immediately before or after the Board Member's transaction in the security
     i.   the security was purchased or sold by a Fund, or
     ii. purchase or sale of the security for a Fund was considered by a Van Eck Company;
d. required to obtain permission from the Chief Compliance Officer to open a new securities account;
e. required to obtain prior approval to serve on another board, creditors' or similar ad hoc committee, but are required to provide prompt notice of such service to the CCO;
f.   subject to the ban on short-term trading;
g. required to open accounts in the Van Eck Funds through the Mutual Funds Operations Department; and
h. required to acknowledge receipt of the Code and agree to be bound by the Code in writing (the Code as well as any amendments must be approved by the Board).

Access persons, which includes Non-Interested Board Members, are reminded that the penalties for insider trading include civil injunctions, permanent bars for employment in the securities industry, civil penalties of up to three times the profits made or losses avoided, criminal fines and jail sentences. The prohibition on insider trading and the potential sanctions apply to all access persons, including the Funds' Non-Interested Board Members.

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     (1) "Interested  person" is defined in Section  2(a)(19) of the 1940 Act. A
"Non-Interested Board Member" of a Fund is any Board Member who is not an "interested person" of the Fund.

ACCOUNTS TO WHICH THIS CODE APPLIES

The provisions of this Code apply to all securities and accounts that are "beneficially owned" by an access person. THIS MEANS THAT YOU WILL HAVE TO OBTAIN PRE-CLEARANCE OF TRANSACTIONS IN ACCOUNTS HELD BY MEMBERS OF YOUR HOUSEHOLD, AS WELL AS ACCOUNTS YOU HOLD PERSONALLY. YOU WILL ALSO HAVE TO REPORT THE HOLDINGS OF ALL THOSE ACCOUNTS.

You should consider yourself to have "beneficial ownership" of any securities:

     o    in which you have a direct or indirect pecuniary interest;
     o held in any account over which you have sole or shared voting power or investment discretion;
     o in which you have the right to obtain a direct or indirect pecuniary interest or sole or shared voting or investment power within 60 days; or
     o held in any account in which you have the authority to enter purchase or sale orders for securities.

You should consider yourself to have "beneficial ownership" of accounts held in your name and in the names of your spouse or domestic partner, your minor children, or any relative who lives in your home or under other circumstances indicating a sharing of financial interest.(1)

This Code applies to all accounts in which an access person has "beneficial ownership," including without limitation:

     o    brokerage accounts,
     o    advisory accounts,
     o    trust accounts,
     o    Individual  Retirement  Accounts ("IRAs"),  Rollover IRAs or Coverdell
          IRAs,
     o    other retirement accounts,
     o    Van Eck 401 (k) Plan accounts,
     o    Uniform Gifts to Minors/Uniform Transfers to Minors Act accounts or
     o    Section 529 Plan accounts.

"Security" in this Code has the same meaning as set forth in Section 202(a)(18) of the Advisers Act and specifically includes open-end mutual funds, futures and options. Futures and options may not be used to evade the restrictions of this Code.

---------
(1) Reports under the Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

A "purchase or sale" includes writing put and call options on a security.

RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

GENERAL PROHIBITION. No access person may buy or sell any security for his or her account if he or she knows at the time of the transaction that the security is being purchased or sold, or is being considered for purchase or sale, by an Account. A security is "considered for purchase or sale" when a recommendation to purchase or sell a security is being made or has been made and communicated and is "recommended" when the person making the recommendation seriously considers making the recommendation.

INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS. An access person may purchase securities in an initial public offering ("IPO") or in a private placement (an offering exempt from registration under the 1933 Act, pursuant to Section 4(2) or Section 4(6), or pursuant to Regulation D under the 1933 Act), provided that he or she makes the required representations on the pre-clearance form and obtains approval of the purchase, and the transaction meets NASD Rule 2790 requirements for "hot issues."

In deciding whether to approve the purchase, the Trader, the Director of Research and the Chief Compliance Officer will take into account, among other factors, whether the investment opportunity represented by the IPO or the private placement should be reserved for Accounts, and whether the opportunity is being offered to the access person by virtue of that person's position with a Van Eck Company. Any approval granted will record the reasons for approval of the purchase and must be maintained as part of the Van Eck Companies' books and records.

Any access person who has been granted approval to purchase securities in an IPO or a private placement must disclose that investment to the other investment personnel participating in the decision if at any time he or she participates in a decision to purchase securities of that issuer for an Account. In that event, the decision to purchase securities of that issuer must be reviewed by investment personnel with no interest in the issuer.

BLACKOUT PERIOD. The access persons listed on Appendix A may not buy or sell any security within seven calendar days before and after a Fund trades in that security. Any profits realized on a trade within the blackout period will be disgorged to the Fund or to charity.

SHORT-TERM TRADING. Unless an exception is granted by the Chief Compliance Officer, no access person may engage in short-term trading of any security, except non-Van Eck funds and all money market mutual funds. Short-term trading is defined as the purchase and sale, or sale and purchase, of a security within a 60-day period, including through selling and/or closing a position with futures or options contracts. Any profits realized on trades within the 60-day period will be disgorged to the Account or to charity.

Shares of the Van Eck Mutual Funds are specifically included as securities that cannot be purchased and sold, or sold and purchased, within a 60-day period. While mutual funds that are not Van Eck Funds are excluded from the 60-day short-term trading prohibition, access persons are urged to abide by the short-term trading policies and limitations on exchanges of any non-Van Eck mutual fund in which they invest.

The Chief Compliance Officer may grant exceptions on a case-by-case basis where there is no possibility of abuse from the short-term trading.

PRE-CLEARANCE OF SECURITIES TRANSACTIONS

GENERAL RULE. All access persons must obtain prior approval from the Trader and Director of Research AND the Chief Compliance Officer for every transaction in securities, except as noted below. An access person may purchase securities in an IPO or private placement, provided that he or she obtains pre-clearance of the purchase and makes certain representations. See "Initial Public Offerings and Private Placements."

SECURITIES FOR WHICH PRECLEARANCE IS NOT REQUIRED.

     o Open-end mutual funds not traded on an exchange, including the Van Eck Funds and money market mutual funds. Preclearance is required for any open-end mutual fund that is traded on an exchange (an ETF)
     o    Direct obligations of the U.S. government
     o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality (i.e., top two ratings categories) short-term debt instruments, including repurchase agreements
     o Unit investment trusts that invest exclusively in one or more open-end mutual funds

TRANSACTIONS FOR WHICH PRECLEARANCE IS NOT REQUIRED.

     o Transactions in accounts over which the supervised person has no direct or indirect influence or control (see "Discretionary Accounts")
     o Transactions pursuant to an "automatic investment plan," which is defined as a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, and includes a dividend reinvestment plan.
     o Purchases effected upon exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired
     o Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities

STEPS TO OBTAIN PRECLEARANCE. Approval forms for pre-clearance of securities transactions, IPOs and private placements can be obtained from the Legal Department.

          1. Complete the applicable pre-clearance form.

          2. Get approval of the Trader and the Director of Research (or their designees) of the transaction.

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          3. After you have obtained that approval, you must get the approval of the Chief Compliance Officer of the transaction.

Pre-clearance is effective for a period of 24 hours from the time the person obtains the signature of the Chief Compliance Officer approving the trade. IF THE TRADE IS NOT EXECUTED WITHIN THAT PERIOD, THE PRE-CLEARANCE PROCESS MUST BE REPEATED.

REPORTING REQUIREMENTS QUARTERLY

REPORTING

GENERAL RULE. All access persons must report all transactions in securities, with the exceptions noted below, to the Chief Compliance Officer no later than 10 days after the end of each calendar quarter. The report must provide the information required by the Rules for each transaction during that quarter.

An access person will not be required to submit a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer within 30 days after the end of each quarter and those confirmations or account statements contain all the information required by the Rules.

MUTUAL FUNDS AND OTHER INVESTMENT COMPANIES. All access persons must report all transactions involving

     o    all Van Eck Mutual Funds,
     o    all closed-end funds,
     o    all exchange-traded funds and
     o all unit investment trusts, EXCEPT unit investment trusts that are invested exclusively in one or more open-end funds, none of which is a Van Eck Fund.

EXCEPTIONS FROM QUARTERLY REPORTING

EXEMPT SECURITIES. The following types of securities are excepted from the quarterly reporting requirements:

     o    Direct obligations of the U.S. Government
     o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements
     o    Non-Van Eck Mutual Funds
     o Unit investment trusts that are invested exclusively in one or more open-end funds, none of which is a Van Eck Fund

Note: The officers of the Funds, the Adviser and Distributor are required to report transactions in non-Van Eck mutual funds. The CCO will review the transactions of the foregoing individuals to detect evidence of market timing.

EXEMPT TRANSACTIONS. The following types of transactions are excepted from the quarterly reporting requirements:

     o Transactions in accounts over which the access person has no direct or indirect influence or control (see "Discretionary Accounts")

     o    Transactions effected pursuant to an automatic investment plan

REPORTING AT THE COMMENCEMENT OF EMPLOYMENT AND ANNUALLY THEREAFTER

ACKNOWLEDGEMENT OF THE APPLICABILITY OF THE CODE. All access persons must sign an acknowledgment that they have received, read and understand all provisions of this Code and agreed to be subject to this Code, and any amendments, at the commencement of employment and on an annual basis thereafter.

HOLDINGS REPORTS. All access persons must submit to the Chief Compliance Officer, no later than 10 days after the person becomes an access person and at least once each 12-month period thereafter, a holdings report containing the information required by the Rules for each security or account in which the access person has any direct or indirect beneficial ownership.

The information in the holdings report must be current as of a date no more than 45 days prior to the date the person becomes an access person, for an initial holdings report, and as of a date no more than 45 days prior to the date the report was submitted, for an annual report. The Van Eck Companies require the annual holdings report to be submitted in January of each year.

REPRESENTATIONS IN ANNUAL HOLDINGS REPORT. Each access person must represent in the annual holdings report that he or she has made all the reports required by this Code and has not engaged in any conduct prohibited by the Code. If the access person cannot make these representations, he or she must report any violations.

EXCEPTION FROM ANNUAL HOLDINGS REPORT REQUIREMENT. Accounts over which the access person has no direct or indirect influence or control do not have to be reported on the annual holdings report.

OPENING NEW SECURITIES ACCOUNTS

REQUIRED PERMISSION FROM THE CHIEF COMPLIANCE OFFICER. All access persons must obtain the permission of the Chief Compliance Officer PRIOR to opening any new accounts in which securities may be traded. The access person must arrange for the broker-dealer or bank maintaining the account to send duplicate copies of all account statements and trade confirmations to the Chief Compliance Officer.

The Chief Compliance Officer retains the right to restrict access persons from using certain broker-dealers or to require access persons to use certain broker-dealers.

VAN ECK MUTUAL FUNDS. All access persons must open accounts in the Van Eck Funds and purchase and sell shares of the Van Eck Funds through the Mutual Fund Operations Department. Duplicate copies of account statements and trade confirmations for all employee accounts in the Van Eck Funds will be sent to the Chief Compliance Officer.

EXCEPTION. Accounts in which only shares of non-Van Eck mutual funds may be purchased and sold do not require advance permission from the Chief Compliance Officer.

DISCRETIONARY ACCOUNTS

Access persons may maintain accounts over which a person other than the access person has full investment discretion and over which the access person has no direct or indirect influence or control ("discretionary accounts"). Transactions in discretionary accounts are exempt from the pre-clearance and reporting requirements of this Code, provided that (a) the access person certifies to the Chief Compliance Officer that the access person has no direct or indirect influence or control over the account and (b) the Chief Compliance Officer has obtained confirmation of that certification from the broker or other person who is managing the account. This certification must be provided prior to approval of opening the discretionary account. If the discretionary account was opened prior to the access person's employment with a Van Eck Company, the certification must be provided at the time of commencement of employment.

REPORTING TO THE FUNDS' BOARD

At least annually, as part of the review of the Funds' compliance program required by Rule 38a-1 under the 1940 Act, the Funds, the Adviser and the Distributor shall provide to the Funds' Board, and the Funds' Board shall consider, a written report on the administration of this Code. The report will:

o Describe any issues arising under the Code or procedures since the last report including, among other things, information about any material violations of the Code or procedures and sanctions imposed in response to the material violations; and
o Certify that the Funds, the Adviser and the Distributor have adopted procedures reasonably necessary to prevent violations of the Code by access persons.

OTHER PROVISIONS

CONFIDENTIALITY OF ACCOUNT INFORMATION

Except as provided in the Van Eck Procedures on Disclosure of Portfolio Information and where disclosure is required by applicable law, all information about Accounts (including accounts previously managed by Van Eck that have been closed) must be kept in strict confidence, including the identity of the owner of the Account (unless the owner of the Account consents to this disclosure), the financial circumstances of the owner of the Account, the security holdings of the Account and advice furnished to the Account by the Adviser.

Access persons are referred to the Van Eck Procedures on Disclosure of Portfolio Information and to the Van Eck policies under Regulation S-P for further information on disclosure of Account information.

SERVICE AS A BOARD MEMBER OR AS A MEMBER OF A CREDITOR'S COMMITTEE

An access person may serve as a member of the board or as a member of a creditor's committee of a company that has issued securities for which there is a public market if approval is obtained in advance from the access person's supervisor and the Chief Compliance Officer. Requests for approval to serve on the board or on a creditor's committee of such a company should set out in detail the amount of time expected to be involved in such service and the compensation to be received. If the proposed board membership or service on a creditor's committee presents a conflict of interest or an apparent conflict of interest with an Account or a Van Eck Company, such approval will not be granted.

An access person who serves as a board member or as a member of a creditor's committee of a company that has issued securities for which there is a public market and who participates in the management of Accounts will be isolated from those persons making investment decisions regarding that company.

VIOLATIONS AND SANCTIONS

All access persons are obligated to report apparent or suspected violations of this Code to the Chief Compliance Officer. All reports of violations will be treated in confidence to the extent permitted by law. Reports of violations will be investigated promptly and appropriately.

The following types of activities are examples of violations of this Code:

     o failure to comply with any of the securities laws, rules and regulations to which the Funds or the Van Eck Companies are subject;
     o fraud or illegal acts involving any aspect of the Van Eck Companies' businesses;
     o material misstatements in regulatory filings, internal books and records, or Account records or reports;
     o    activity that is harmful to Accounts, including Fund shareholders;
     o    taking investment opportunities that belong to Accounts, and
     o deviations from required controls and procedures that safeguard Accounts and the Van Eck Companies.

Retaliation against an access person who has reported a violation is prohibited and constitutes a further violation of this Code.

Any violation of the Code may result in disciplinary action. An access person accused of a violation of the Code will be given the opportunity to explain the situation. If the Chief Compliance Officer determines that an access person (except for a Non-Interested Board Member) has or may have violated this Code, he or she shall submit his or her determination and a recommendation of appropriate sanctions in writing, along with any additional explanatory material, to the Board of the applicable Van Eck Company and, if applicable, to the Board of the Fund with respect to which the violation occurred. Notwithstanding the foregoing, the Chief Compliance Officer shall promptly notify the Board of each Fund in the event it is determined that an access person (except for a Non-Interested Board Member) has or may have violated this Code.

Sanctions may include any or all of the following:

     o    Letter of education,
     o    Formal warning by senior management,
     o Fines or disgorgement of any profit or benefit derived from the violation,
     o    Suspension from employment,
     o    Dismissal from employment,
     o    Civil referral to the SEC or other civil regulatory authorities, or
     o    Criminal referral.

Access persons are reminded that the penalties for insider trading include civil injunctions, permanent bars for employment in the securities industry, civil penalties of up to three times the profits made or losses avoided, criminal fines and jail sentences. The prohibition on insider trading and the potential sanctions apply to all access persons, including the Funds' Non-Interested Board Members.

In the event a Non-Interested Board Member has or may have violated this Code, such violation shall be presented to the Board of the Fund with respect to which the violation occurred. A majority of the Non-Interested Board Members of such Fund shall determine the appropriate sanction for such Non-Interested Board Member.

ACCESS TO REPORTS UNDER THIS CODE

Every reasonable effort will be made to keep confidential all reports of securities transactions and any other information you file with the Chief Compliance Officer or you furnish to any person under this Code. The reports and information are subject to review as provided in this Code and by representatives of the SEC or other regulatory authorities. Reports and other information may be made available to any federal or state regulatory or law enforcement agency or to any self regulatory organization, including the NASD, or to any other party as, in the sole discretion of the Board of the Van Eck Company or the Fund, is deemed consistent with the Van Eck Company's or Fund's duty to that other party.

REVIEW OF TRANSACTIONS AND REPORTS

The Compliance Department shall periodically review personal securities transactions and holdings reports. The Chief Compliance Officer shall arrange for the independent review of his/her transactions and reports on a periodic basis.

RECORD RETENTION

The following records shall be maintained in the manner and for the periods set forth in the Rules, and shall be available for examination by representatives of the SEC:

     o A copy of this Code and any other code which is, or was at any time within the past five years, in effect.
     o A record of any violation of this Code and of any action taken as a result of such violation.
     o A copy of all written acknowledgements for each person who currently, or within the past five years was, a supervised person.
     o A copy of each report made by an access person or by an officer or Board Member of a Fund.
     o A list of all persons who are, or within the past five years have been, access persons.
     o A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by an access person in an IPO or a private placement.

AMENDMENTS TO THE CODE

This Code may be amended as provided for in the Rules, provided that any material change to the Code must be approved by the Funds' Board no later than six months after the material change is adopted, and further provided that any amendment submitted to the Board must be accompanied by a certification from the Fund, the Adviser and the Distributor that they have adopted procedures reasonably necessary to prevent access persons from violating the Code.

LEGAL FRAMEWORK FOR THE CODE

Section 17(j) of the 1940 Act makes it unlawful for certain persons to engage in any fraudulent, deceptive or manipulative act, practice or course of business in connection with personal transactions in any security held or to be acquired by an investment 1940. Rule 17j-1 requires each investment company, its investment adviser and principal underwriter to adopt a written code of ethics designed to prevent "access persons" (as defined below) from engaging in the acts prohibited by section 17(j) of the 1940 Act, and to use reasonable diligence, and to institute procedures reasonably necessary, to prevent violations of the code.

Rule 204A-1 under the Advisers Act requires all investment advisers to establish, maintain and enforce a written code of ethics that, at a minimum: includes standards of business conduct required of "supervised persons" (as defined below) to reflect the adviser's fiduciary obligations and those of its supervised persons; requires supervised persons to comply with applicable federal securities laws; requires access persons to report, and the adviser to review, personal securities transactions and holdings; and requires supervised persons to report any violations of the code. Further, the Rules require advisory and fund personnel to file reports, and each investment adviser, and each investment company, its investment adviser and principal underwriter, to maintain records of securities transactions covered under the Rules, as well as certain other information.

"Supervised persons" are defined in the Advisers Act as partners, officers, directors (or other persons occupying a similar status or performing similar functions) or employees of an investment adviser, or other persons who provide investment advice on behalf of the investment adviser and are subject to the supervision and control of the investment adviser.

"Access persons" under the Rules are "supervised persons" who may have access to non-public information regarding a Account's purchase or sale of securities or to non-public information regarding the portfolio holdings of any Fund, who are involved in making securities recommendations to Accounts, or who have access to such recommendations that are non-public. "Access persons" include employees, Board Members, officers or "advisory persons" of a Fund.

"Advisory persons" make, participate in, or obtain information regarding the purchase or sale of any security by a Fund or are involved in making, or have information concerning, recommendations regarding Fund transactions as part of their regular duties. Advisory persons include persons in a control relationship to a Fund or a Van Eck Company that obtains information about recommendations made to the Fund regarding the purchase or sale of securities.

                                   APPENDIX A
LIST OF ACCESS PERSONS

1.       Russell Brennan                     52.      Jennifer Tamis
2.       Jacklyn Brown                       53.      Derek van Eck
3.       Charles Cameron                     54.      Jan van Eck
4.       Keith Carlson                       55.      John van Eck
5.       Florence Childress                  56.      Timothy Voake
6.       Derek Clark                         57.      Lauren Whitney
7.       William Clifford                    58.      Jason Wilson
8.       Tony Coco                           59.      Caren Zimmern
9.       Laurent Comes                       60.      David Chow
10.      Christopher Conover                 61.      Richard Cowell
11.      Sean Cronin                         62.      Phillip DeFeo
12.      Luke Desmond                        63.      Jon Lukomnik
13.      Federico de la Rosa                 64.      David Olderman
14.      Alison Emanuel                      65.      Wayne Shaner
15.      Joseph Foster                       66.      R. Alastair Short
16.      Christopher Giacone                 67.      Richard Stamberger
17.      Diana Goodheart
18.      Monique Green
19.      Samuel Halpert
20.      Dominic Hilton
21.      Jason Jin
22.      Nathalie Klein
23.      Greg Krenzer
24.      Edward Kuczma
25.      Kathleen Lang
26.      Susan Lashley
27.      Francis Ledwidge
28.      Thaddeus Leszczynski
29.      Peter Liao
30.      Allison Lovett
31.      Thomas Lynch
32.      Melissa MacEwen
33.      Crystal Madison
34.      Charl Malan
35.      Ian Mandelbaum
36.      Joe McBrien
37.      John McGrath
38.      Peter Moeller
39.      Bryan Paisley
40.      Adam Phillips
41.      May Poon
42.      Shawn Reynolds
43.      Cornelius Roundtree
44.      David Semple
45.      Cindy Shu
46.      Jonathan Simon
47.      Nadira Singh
48.      Bruce Smith
49.      Glenn Smith
50.      Lino So
51.      Ronald Stankiewicz

                               PRE-CLEARANCE FORM

I, ___________________________________________________________, am contemplating the following securities transaction(s) for an account in which I have a beneficial interest and for which approval to trade is requested. I understand approval, once obtained, will be valid for a period of 24 HOURS/ONE BUSINESS DAY, after this time I am required to seek re-approval. A duplicate confirmation of the trade will be provided to the Compliance Officer.

ISSUER:

TICKER:

TRADE DATE:

BUY/SELL:

AMOUNT:

DESCRIPTION:

This form must be given to the Compliance Officer for approvals.

Approval:



-----------------------------------  ----------------------
Trader (sign)                         (print)                      Date


-----------------------------------  ----------------------      ---------------
Director of Research (sign)           (print)                      Date


-----------------------------------  ----------------------      ---------------
Compliance Officer (sign)             (print)                      Date


Approval certifies that the securities listed above have not been bought or sold for any Fund or Account for which Van Eck acts as investment adviser within the past 7 days and have not been recommended for purchase or sale and will not be recommended for purchase or sale by any Fund or Account within 7 days before of after this transaction in compliance with the Code of Ethics.

 PLEASE MAKE A COPY OF THIS FORM FOR YOUR FILES AND SUBMIT THE ORIGINAL TO THE
                             COMPLIANCE DEPARTMENT.


                                                        Updated May 2006

                                VAN ECK COMPANIES
                              PRECLEARANCE FORM FOR
                 INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS

INSTRUCTIONS: Access persons are required to submit this form FIRST to the Trader and Director of Research and SECOND to the Chief Compliance Officer for their approval prior to purchasing the security for which approval is sought. Preclearance is effective for a period of 24 hours from the time the Chief Compliance Officer has approved the trade. If the transaction is not executed within that time, preclearance must be obtained again on a later day.

Your Name: ___________________________________________

Name of Security:

Number of Shares or Principal Amount:

Ticker Symbol or CUSIP Number: __________

Interest Rate and Maturity Date (If Applicable):

Name and Principal Business of Issuer of Security:

Other Material Terms of the Transaction (Include any facts that may be relevant to possible conflicts of interest):

________________________________________________________________________________

________________________________________________________________________________


How did this investment come to your attention?

________________________________________________________________________________

To the best of your knowledge, has Van Eck or any Account been solicited to invest in the issuer? Yes__________No ______________

If Yes, describe why Van Eck or the Account determined not to purchase the security:

________________________________________________________________________________


To the best of your knowledge, does Van Eck or any Account have any relationship with the issuer? Yes__________No __________________

If yes, identify how:___________________________________________________________

CERTIFICATIONS

I hereby certify that:

     1. I will not effect the purchase described above unless and until the trade is approved by Trading and the Director of Research and the Chief Compliance Officer;
     2. To the best of my knowledge, the purchase described above will not result in a conflict of interest with Van Eck or any Account;
     3. To the best of my knowledge, there are no pending orders for the security or any related security in any Account and no Account has the current intention to purchase the security; and
     4. The transaction is consistent with all Van Eck policies regarding personal securities transactions.

SIGNATURE: ____________________________________________________________

DATE: ___________________________________________________________________

APPROVAL BY TRADING AND DIRECTOR OF RESEARCH

Approval for purchase granted? Yes _____________ No ________________

The reason why approval for the purchase was granted:________________



Trader: _______________________________________              Date:


Director of Research: _________________________              Date:


FOR USE BY THE CHIEF COMPLIANCE OFFICER ONLY:


Approval for purchase granted? Yes _____________   No ____________________


The reason why approval for the purchase was granted: ____________________


Signed:

Date: